Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference and use in this Registration Statement on Form S-1 of Foundation Healthcare, Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of Foundation Healthcare, Inc. as of and for the years ended December 31, 2013 and 2012, which are incorporated by reference and appear in this prospectus, which is part of this registration statement.

We also consent to the reference to our firm under the caption “Experts in such prospectus.”

/s/ Hein & Associates LLP

Denver, Colorado

June 30, 2014